SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. N/A)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST RELIANCE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

April 28, 2003

To the Shareholders of First Reliance Bancshares, Inc.:

You are cordially invited to attend the annual meeting of shareholders of First Reliance Bancshares, Inc. (the “Company”) to be held at First Reliance Bank, 2170 W. Palmetto Street, Florence, South Carolina, on Thursday, June 19, 2003 at 7:00 p.m.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2003, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of common stock of the Company are represented, either in person or by proxy. Therefore, whether or not you plan to attend the meeting, please mark, date, and sign the enclosed proxy card, and return it to the Company in the envelope provided as soon as possible.

Returning the proxy card will not deprive you of your right to attend the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

Sincerely,

/s/ F. R. SAUNDERS, JR.
F. R. Saunders, Jr. President and Chief Executive Officer

FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 19, 2003

To the Shareholders of First Reliance Bancshares, Inc.:

The Annual Meeting of Shareholders of First Reliance Bancshares, Inc. will be held on Thursday, June 19, 2003 at 7:00 p.m. at First Reliance Bank, 2170 W. Palmetto Street, Florence, South Carolina for the following purposes:

(1)	To elect two (2) persons to serve as Class B directors for a three-year term;

(2)	To approve the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan; and

(2)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors has fixed the close of business on April 18, 2003, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ F. R. SAUNDERS, JR.
F. R. Saunders, Jr. President and Chief Executive Officer

April 28, 2003

FIRST RELIANCE BANCSHARES, INC.

2170 W. Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

PROXY STATEMENT FOR 2003 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

The board of directors of First Reliance Bancshares, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, June 19, 2003 at 7:00 p.m. at First Reliance Bank, 2170 W. Palmetto Street, Florence, South Carolina, and at any adjournments of the meeting.

Record Date and Mail Date

The close of business on April 18, 2003 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 28, 2003.

Number of Shares Outstanding

As of the close of business on the record date, the Company had 5,000,000 shares of common stock, $.01 par value, authorized, of which 1,458,830 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

Annual Report and Other Matters

The 2002 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered as part of these proxy soliciting materials. The information contained in the “Audit Committee Report” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 17 of the Securities and Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934.

We will provide upon written request, without charge to each shareholder of record as of the record date, a copy of our annual report on Form 10-KSB, as amended, for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. Any exhibits listed in the Form 10-KSB report, as amended, also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to Jeffrey A. Paolucci, the Company’s Chief Financial Officer, at the address set forth at the beginning of this proxy statement.

VOTING AT THE ANNUAL MEETING

Proposals to Be Considered

Shareholders will be asked to elect two (2) persons to serve as Class B Directors for a three-year term, expiring in 2006. Additionally, shareholders will be asked to approve the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan, which is described in detail beginning on page 5. The board of directors recommends that you vote for approval of these proposals.

Shareholders may also be asked to vote on other matter properly brought before the shareholders at the annual meeting.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for the election of the nominated directors, for the approval of the proposed stock incentive plan and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

You can revoke your proxy at any time before it is voted by delivering to F. R. Saunders, Jr., President and Chief Executive Officer of the Company, at the main office of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

Quorum. A quorum will be present at the meeting if a majority of the outstanding shares of common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given proposal unless the proposal being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote. In such a case, abstentions will count as votes against the proposal.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies for which brokers fail to vote on one or more proposals are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority unless the matter being voted upon requires the affirmative vote of at least a specific percentage of the shares outstanding and entitled to vote. In such a case, broker non-votes will count as votes against the proposal.

Approval Requirements. To be elected as a director, a director nominee must receive more votes for than against his or her election as a director. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election of the director for which you withheld your vote.

Approval of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan, and any other matter that may properly come before the annual meeting, requires more votes for than against the proposal being voted upon. Abstentions and broker non-votes will not be counted as votes against any proposal and will, therefore, have no effect on the outcome of the proposal.

SOLICITATION OF PROXIES

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nominees

The Company’s Articles of Incorporation provide that the board of directors of the Company will be divided into three (3) classes—Class A, Class B and Class C—each of which is as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The board of directors recommends that the shareholders elect the persons identified below as Class B Director nominees. The following table shows for each nominee: (a) his name, (b) his age at December 31, 2002, (c) how long he has been a director of the Company, (d) his position(s) with the Company, and (e) his principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his present principal occupation for more than five years.

CLASS B—DIRECTOR NOMINEES

(Nominated for Three-Year Term Expiring 2006)

•	Paul C. Saunders, age 42, has been (i) Senior Vice President and a director of the Bank since August 16, 1999, (ii) Senior Vice President and Assistant Secretary of the Company since April 18, 2001 and (iii) a director of the Company since April 12, 2001. Mr. Saunders was Financial Sales Officer of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President of Pee Dee State Bank from October 1987 until March 1998.

•	Andrew G. Kampiziones, age 72, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001. Mr. Kampiziones has been the sole owner and president and treasurer of Fairfax Development Corporation, a real estate development corporation, since December 1991. Mr. Kampiziones has also been a part-time professor at Francis Marion University since 1991 and at Florence/Darlington Technical College since 1992.

Wilie Jones and Nathaniel Lockhart currently serve as Class B Directors; however, Messrs. Jones and Lockhart have elected not to continue to serve as directors of the Company.

No other Class B Director nominee is being recommended for election at this time. If desired by the board of directors of the Company, the board of directors may fill the remaining Class B Director vacancies subsequent to the 2003 annual meeting of shareholders by the majority vote of the board in accordance with the Company’s bylaws. In the event the Class B Director vacancies are filled by appointment of the board of directors subsequent to the 2003 annual meeting of shareholders, the appointed directors will be subject to shareholder ratification as Class B Directors at the Company’s 2004 annual meeting of shareholders for their remaining terms as Class B Directors.

Continuing Directors

The following two tables set forth, for each remaining director of the Company who’s term has not yet expired, the following: (a) his or her name, (b) his or her age at December 31, 2002, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company, and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

CLASS C—CONTINUING DIRECTORS

(Term Expiring 2004)

•	Dale Porter, age 51, has been (i) the Controller for the Bank since April 1, 2003, (ii) a director of the Bank since August 16, 1999, and (iii) a director of the Company since April 12, 2001. Prior to April 2003, Mr. Porter served as (i) the Executive Vice President, Chief Financial Officer and Secretary of the Bank, and (ii) the Executive Vice President and Secretary of the Company. Prior to joining the Company and the Bank, Mr. Porter was Regional Support Specialist-Operational of the region of Centura Bank in South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until October 1998, when he resigned to organize the Bank. Mr. Porter was Cashier and a director of Pee Dee State Bank from January 1978 until March 1998.

•	John M. Jebaily, age 50, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001. Mr. Jebaily has been self-employed as a real estate agent in Florence since 1977.

•	C. Dale Lusk, MD, age 44, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001. Dr. Lusk has been employed by Advanced Women’s Care since March 2001. From February 1996 until March 2001, Dr. Lusk was employed by McLeod Physicians’ Associates.

•	Joe Willis, age 63, has been a director of the Bank since January 21, 2000 and a director of the Company since April 12, 2001. Mr. Willis has been the president of Willis Chiromed, a chiropractic practice, since 1964.

CLASS A—CONTINUING DIRECTORS

(Term Expiring 2005)

•	F. R. Saunders, Jr., age 42, has been (i) President, Chief Executive Officer and director of the Bank since August 16, 1999, (ii) a director of the Company since April 12, 2001 and (iii) President and Chief Executive Officer of the Company since April 18, 2001. Mr. Saunders was Senior Market Manager of the branch of Centura Bank in Florence, South Carolina, from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President and a director of Pee Dee State Bank from January 1990 until March 1998.

•	Leonard A. Hoogenboom, age 59, has been (i) Chairman of the Board and a director of the Bank since August 16, 1999 and (ii) Chairman of the Board and a director of the Company since April 12, 2001. Mr. Hoogenboom has been the owner and chief executive officer of Hoogenboom & Co. CPA since 1984.

•	T. Daniel Turner, age 55, has been a director of the Bank since August 16, 1999 and a director of the Company since April 12, 2001. Mr. Turner has been the owner and president of Turner’s Custom Auto Glass Inc., an auto glass installation company, since 1982. In addition, Mr. Turner has been vice president of Bob Smith Chevrolet GMC Geo, an automobile dealership, and owner of Carolina Connection, a billing service company, since 1993.

Meetings and Committees of the Board

During the year ended December 31, 2002, the board of directors of the Company held two meetings and the board of directors of the Bank held ten meetings. Additionally, while formally organized at the Bank level, the nominating and performance committee (which held two meetings during 2002), the audit committee (which held four meetings during 2002), and the compensation committee (which held four meetings during 2002) also discussed various matters related to the Company. Based upon these board and committee meetings, for calendar year 2002, all incumbent directors attended at least 75% of their respective board and committee meetings, except for Mr. Turner who was on an excused leave of absence.

The compensation committee consists of Joe Willis, Leonard A. Hoogenboom and Andrew G. Kampiziones and is responsible for establishing targets and awards under our management compensation plan, granting stock options, reviewing salary ranges and fringe benefits, reviewing and approving compensation of the executive officers and administering various employee compensation and incentive plans of the Company.

The nominating and performance committee consists of Leonard A. Hoogenboom, F. R. Saunders, Jr. and C. Dale Lusk. This committee will consider shareholders’ nominations of individuals to serve as directors if the shareholder furnishes in writing to the Company information concerning the nominees, including the person’s name and a description of his or her qualifications. The committee will make a recommendation regarding any suggested nominee to the entire board of directors for final determination and consideration.

The audit committee recommends to the Bank’s, and therefore to the Company’s, board of directors the independent public accountants to be selected to audit the Bank’s and the Company’s annual financial statements and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The audit committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The audit committee during 2002 consisted of C. Dale Lusk, Andrew G. Kampiziones and Leonard A. Hoogenboom. Under National Association of Securities Dealers’ listing standards, each member of the committee is deemed to be an independent director. The Company’s and the Bank’s board of directors have not adopted a written charter for the audit committee.

Audit Committee Report

The audit committee reports as follows with respect to the audit of the Company’s 2002 audited consolidated financial statements.

•	The audit committee has reviewed and discussed the Company’s 2002 audited consolidated financial statements with the Bank’s and the Company’s management;

•	The audit committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The audit committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors’ independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company and the Bank; and

•	Based on review and discussions of the Company’s 2002 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the board of directors that the Company’s 2002 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

March 24 , 2003	Audit Committee:	C. Dale Lusk Andrew G. Kampiziones Leonard A. Hoogenboom

PROPOSAL 2: APPROVAL OF THE

FIRST RELIANCE BANCSHARES, INC. 2003 STOCK INCENTIVE PLAN

Description of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan

The specific language of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan is set forth in Appendix A and may be referred to in this proxy statement as the “stock incentive plan.”

General. The First Reliance Bancshares, Inc. 2003 Stock Incentive Plan provides the Company with the flexibility to grant the equity rights described in this section of the proxy statement to employees, directors, organizers and other third party service providers of the Company and its affiliates, in accordance with the terms of the stock incentive plan, for the purpose of rewarding them for past efforts in fostering the organization and continued development of the Company and/or to give them a proprietary interest in, and to encourage them to remain in the service of, the Company. As of the date of this proxy statement, there was a pool of approximately 65 persons (comprised of the employees, directors and organizers of the Company and the Bank) eligible to receive equity-based awards under the terms of the stock incentive plan. The board of directors has reserved 250,000 shares of common stock for issuance under the stock incentive plan. The number of shares reserved for issuance may change in the event of a stock split, recapitalization or similar event as described in the stock incentive plan.

Administration. The compensation committee will administer the stock incentive plan. The board of directors will have the authority to grant awards under the stock incentive plan; to determine the terms of each award; to interpret the provisions of the stock incentive plan; to determine whether or not to prescribe, amend or rescind the rules and regulations relating to the stock incentive plan; and to make all other determinations that it may deem necessary or advisable to administer the stock incentive plan. The board of directors’ decisions relating to the administration of the plan and grants of equity rights shall be final and binding upon all persons.

Types of Awards. The stock incentive plan would permit the compensation committee to make awards of both incentive stock options, as defined in Section 422 of the Internal Revenue Code, and nonqualified stock options. In addition, the plan allows the compensation committee to grant other less common types of equity-based awards, including, but not limited to, restricted stock awards and stock appreciation rights.

Eligibility. The stock incentive plan, as proposed, would allow grants to organizers, directors, officers, employees, and other service providers of the Company and its affiliates; provided, however, in conformity with applicable law, an incentive stock option would only be granted to employees.

Structure of Individual Awards. The stock incentive plan would provide the compensation committee with wide latitude in determining the specific terms of any particular award, subject to various limits described in the plan attributable to federal tax laws.

Each option granted pursuant to the stock incentive plan would have to be authorized by the compensation committee and evidenced by an agreement containing the terms and the conditions of the option. At the time the option is granted, the compensation committee would determine whether the option is an incentive stock option or a nonqualified stock option.

The number of shares of common stock as to which an award would be granted and to whom any award is granted would be determined by the compensation committee in its sole discretion, subject to the provisions of the stock incentive plan. For tax reasons, the maximum number of shares of common stock that may be awarded to any employee under an option or subject to stock appreciation rights during a single fiscal year is 100,000. Awards issued would be made exercisable or settled at such prices and would be made terminable under such terms as are established by the compensation committee, to the extent not otherwise inconsistent with the terms of the stock incentive plan.

The compensation committee generally could permit an option exercise price to be paid in one or more of the following ways:

•	cash payment;
•	delivery of previously-owned shares of common stock;
•	cashless exercise executed through a broker; or
•	installments with Company financing for any unpaid portion.

The compensation committee also would have the discretion to facilitate a recipient’s satisfaction of any tax withholding obligations arising in connection with the exercise of an award, including the award of a cash bonus.

Apart from options, the other equity incentives that may be granted under the stock incentive plan generally may contain such terms and conditions as the compensation committee may establish. Stock appreciation rights, performance units, phantom shares and dividend equivalent rights may be settled in cash or shares of common stock, as determined by the compensation committee.

The terms of particular awards would provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with respect to the Company and any affiliate, upon a specified date, upon the holder’s death or disability or upon the occurrence of a change in control of the Company. The compensation committee would also have the discretion to extend exercise or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. At the compensation committee’s discretion, awards held by an employee who suffers a termination of employment would be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement and to the provisions of the stock incentive plan.

The stock incentive plan, as proposed, generally provides that all rights granted pursuant to awards shall not be transferable or assignable, except by the laws of descent and distribution.

Term. The stock incentive plan would not have a specified term; however, under federal tax law, an incentive stock option may only be granted within ten (10) years from the date the plan is adopted by the board of directors.

Recapitalizations and Reorganizations. The number of shares of common stock reserved for issuance in connection with the grant or settlement of awards or to which an award is subject, as the case may be, and the exercise price of any option would be subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration.

In the event of certain reorganizations, the compensation committee would have the discretion to provide in the agreement whether an award would be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the compensation committee, provided such adjustment is not inconsistent with the express terms of the stock incentive plan.

Amendment or Termination. Although the stock incentive plan could be amended subsequently by the board of directors of the Company without stockholder approval, the board of directors also would have the discretion to condition any such amendment upon stockholder approval if stockholder approval were deemed necessary or appropriate in consideration of tax, securities or other laws.

Stockholder Approval. Adoption of the stock incentive plan is subject to stockholder approval.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the stock incentive plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the stock incentive plan.

Nonqualified Options. A participant would not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercised a nonqualified option or portion thereof, he or she would recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company would then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally would result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules would apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Incentive Stock Options. A participant who exercised an incentive stock option would not be taxed at the time he or she exercised the option or a portion thereof. Instead, he or she would be taxed at the time he or she sold the common stock purchased pursuant to the option. The participant would be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sold the stock. If the participant did not sell the stock prior to two years from the date of grant of the option and one year from the date the stock were transferred to him or her, the participant would be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company would not get a corresponding deduction. If the participant were to sell the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, would be taxed as ordinary income and the Company would be entitled to a corresponding deduction; if the stock were sold for an amount in excess of the fair market value on the date of exercise, the excess amount would be taxed as capital gain. If the participant were to sell the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount would be taxed as ordinary income and the loss would be taxed as a capital loss.

Exercise of an incentive option might subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Restricted Stock Awards. A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture”. However, when the shares of stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amounts paid for such stock, and the Company will then be entitled to a corresponding deduction. A participant may elect at the time of receipt of a stock award to include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in his or her income at that time and the Company will be entitled to a corresponding deduction at that time.

Other Incentive Awards. A participant generally will not recognize income upon the grant of the other types of equity incentives contemplated by the plan. As a general rule, at the time a participant receives payment under an equity incentive not otherwise discussed above, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of Company common stock received, and the Company will then be entitled to a corresponding deduction.

Anticipated Issuance of Options Under the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan

As of the date of this proxy statement, the board of directors intended to grant under the stock incentive plan, subject to shareholder approval of the plan, a total of 131,250 shares to the following individuals in connection with the terms of their employment agreements:

	NEW PLAN BENEFITS First Reliance Bancshares, Inc. 2003 Stock Incentive Plan
Name and Position	Dollar Value ($)		Number of Shares
F. R. Saunders, Jr., President and CEO	0	(1)	43,750
A. Dale Porter, Controller	0	(1)	43,750
Paul C. Saunders, Senior Vice President	0	(1)	43,750
Executive Group Total	0	(1)	131,250
Non-Executive Director Group	0		0
Non-Executive Officer Employee Group	0		0

(1)	The dollar value is listed at zero due to the fact that the shares underlining the options anticipated to be granted to the named executive officers will be subject to exercise prices set at no less than the fair market value of the Company’s common stock at the time of grant and the stock options to be granted will be non-transferrable.

In the event the above options are awarded under the proposed stock incentive plan, we expect that there will be 118,750 reserved shares remaining under the plan for issuance to other qualifying persons.

Vote Required

Approval of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan will require more votes for than against approval of the plan from those shares of Company common stock present in person or by proxy at the annual meeting of shareholders. The directors and executive officers of the Company have committed to vote their shares for the approval of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan.

Recommendation

The board of directors of the Company believes that the adoption of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan is in the best interests of the Company and its shareholders and recommends that you vote for the approval of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information as of December 31, 2002, concerning the number and percentage of shares of Company common stock beneficially owned by each director and executive officer of the Company, individually and as a group. Except as set forth below, the Company knows of no person who owns or controls, directly or indirectly, in excess of five percent of the outstanding common stock of the Company. Also shown are the percentage of shares that will be owned by such persons after the Company’s current stock offering, based on subscriptions received from them as of April 18, 2003.

Name	Position	Number of Shares(1)		Percent of Shares(2)	Number of Subscribed Shares		Expected Percentage of Shares after Stock Offering is Closed(3)
Leonard A. Hoogenboom	Director	15,000		1.07%	7,231		*
John M. Jebaily	Director	6,000		*	112		*
Wilie Jones	Director	8,000		*	1,500		*
Andrew G. Kampiziones	Director	7,300		*	3,000		*
Nathaniel Lockhart	Director	2,000		*	1,625		*
C. Dale Lusk, MD	Director	20,000		1.37%	7,500		1.03%
Jeffrey A. Paolucci	Executive Officer	0			10,000		*
A. Dale Porter	Executive Officer and Director	100,010	(4)	6.59%	43,750	(10)	5.39%
F. R. Saunders, Jr.	Executive Officer and Director	105,200	(5)	6.92%	43,750	(10)	5.58%
Paul C. Saunders	Executive Officer and Director	108,000	(6)	7.11%	43,750	(10)	5.69%
T. Daniel Turner	Director	47,000	(7)	3.25%	37,500		3.17%
A. Joe Willis	Director	44,000	(8)	3.04%	6,000		1.87%
Total as a Group (12 persons)		462,510	(9)	27.85%	205,718		25.05%

*	Represents ownership of less than 1%.
(1)	Assumes the exercise by the named person of all options exercisable as of April 18, 2003 or within 60 days thereafter.
(2)	The percentages shown are based on a total number of shares outstanding equal to 1,458,830 (the total number of shares outstanding as of April 18, 2003) plus 202,000 in options held by the named individuals which are exercisable as of April 18, 2003 or within 60 days thereafter.
(3)	The percentage for each person listed is based on a total of 2,667,080 shares, which is comprised of the 1,458,830 shares outstanding as of April 18, 2003, plus 202,000 in options held by the named individuals which are exercisable as of April 18, 2002 (or within 60 days thereafter), plus approximately 875,000 shares which have been subscribed for as of April 18, 2003 in connection with the Company’s stock offering, plus an estimated 131,250 shares underlying stock options expected to be granted to executive officers of the Company in connection with their employment agreements due to the Company’s stock offering.
(4)	Includes 60,000 shares subject issued stock options held by Mr. Porter.
(5)	Includes 5,400 shares owned by members of Mr. Saunders’ family, 2,000 shares subject to stock options owned by Mr. Saunders’ spouse, 70,000 shares subject to issued stock options held by Mr. Saunders.
(6)	Includes 70,000 shares subject issued stock options held by Mr. Saunders.
(7)	Includes 1,000 shares owned by a member of Mr. Turner’s family.
(8)	Includes 43,800 shares owned by Mr. Willis’ spouse.
(9)	Includes 202,000 shares subject to options.
(10)	The shares listed are not “subscribed for” shares but represent the estimated number of shares, as of the date of this proxy statement, underlying stock options expected to be granted to executive officers of the Company in connection with their employment agreements due to the Company’s stock offering.

EXECUTIVE OFFICERS

The following table shows for each executive officer of the Company: (a) his name, (b) his age at December 31, 2002, (c) how long he has been an officer of the Company, and (d) his positions with the Company and the Bank:

NAME (AGE)	POSITION WITH THE COMPANY AND THE BANK
F. R. Saunders, Jr. (42)	•	President, Chief Executive Officer and Director of the Company and the Bank.

A. Dale Porter (51)	•	Controller of the Bank (as of April 1, 2003).

	•	Director of the Company and the Bank.

Paul C. Saunders (42)	•	Senior Vice President and Director of the Company and the Bank.

Jeffrey A. Paolucci (33)	•	Senior Vice President, Chief Financial Officer and Secretary of the Bank and the Company.

COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2002, 2001 and 2000 of our President and Chief Executive Officer. Two other executive officers received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during 2002.

Long-Term Compensation
		Annual Compensation			Awards		Payouts	All Other Compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Options/ SARs (#)	LTIP Payouts ($)
F. R. Saunders, Jr., President and CEO	2002 2001 2000	115,000 115,000 91,847	74,000 46,400 29,550	5,788 0 0	0 0 0	0 0 0	0 0 0	11,983 6,630 2,750	(1) (1) (1)

A. Dale Porter, Executive Vice President, and Secretary	2002 2001 2000	90,000 90,000 83,837	10,800 16,822 22,050	0 0 0	0 0 0	0 0 0	0 0 0	8,567 3,186 2,505	(1) (1) (1)

Paul C. Saunders, Senior Vice President, and Assistant Secretary	2002 2001 2000	82,000 82,000 67,000	18,000 25,000 22,050	0 0 0	0 0 0	0 0 0	0 0 0	7,246 2,741 2,045	(1) (1) (1)

(1)	Primarily consists of 401(k) and ESOP contributions made by the Company for the benfit of the named executives, as well as insurance premiums paid on behalf of the named executives.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

The following table sets forth information at December 31, 2002, concerning stock options held by the Company’s executive officers named above. The Company did not grant any stock options during 2002 to the named executive officers. Additionally, the named executive officers did not exercise any options to purchase common stock of the Company during 2002. We have not granted any stock appreciation rights, restricted stock or stock incentives to the executive officers named above during 2002.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options at December 31, 2002
Name			Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
F. R. Saunders, Jr.	0	$0	70,000	0	$210,000	$0
A. Dale Porter	0	$0	70,000	0	$210,000	$0
Paul C. Saunders	0	$0	70,000	0	$210,000	$0

(1)	Based on the estimated fair market value of $8.00 for the Company’s common stock on December 31, 2002, which was the then applicable offering price in the Company’s secondary stock offering.

Employment Agreements

F. R. Saunders, Jr. has an employment agreement with the Bank and the Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions. The employment agreement generally provides Mr. Saunders with an annual base salary of $115,000, which may (subject to specific limitations) be increased or decreased at the discretion of the compensation committee.

Mr. Saunders also is eligible to receive an incentive bonus equal to 5% of the Bank’s consolidated pre-tax earnings for the year, if mutually agreeable individual and team performance criteria and budgeted profit targets are met. If budgeted profit is missed by 60% or more, Mr. Saunders will not receive an annual bonus. If budgeted profit is exceeded by more than 10%, an additional 5% bonus may be awarded by the compensation committee and the board of directors. In no event may Mr. Saunders’ bonus amount exceed an amount equal to 100% of Mr. Saunders’ annual salary for the calendar year for which the bonus was paid.

In accordance with his employment agreement, if the Company conducts a public offering of its common stock, Mr. Saunders will be granted, effective as of the date of the closing of the offering, options to purchase that number of Company common stock which is equal to 5% of the number of shares sold in the offering at the offering price.

The employment agreement also requires the Bank to provide other employee benefits, such as health and disability insurance coverage. In addition, the employment agreement requires the Bank to purchase and maintain term life insurance coverage providing a death benefit of $1,000,000 payable to any beneficiary or beneficiaries designated by Mr. Saunders. The policy is convertible to a policy owned by Mr. Saunders under specific conditions.

The employment agreement provides that if Mr. Saunders resigns from the Bank for Good Reason or if the Bank terminates Mr. Saunders’ employment other than for cause (as defined by the agreement), then the Bank shall continue to pay Mr. Saunders the annual salary he is receiving at the time plus an incentive bonus at a rate equal to the bonus Mr. Saunders received the previous year, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a “Change in Control,” as defined in the employment agreement, Mr. Saunders resigns from the Bank for good reason (as defined in the agreement) or if the Bank terminates Mr. Saunders’ employment other than for cause, then the Bank shall continue to pay Mr. Saunders 150% of the annual salary he is receiving at the time, for a period of five years and the Bank shall pay Mr. Saunders a severance payment equal to three times the annual salary he is receiving at the time plus three times the incentive bonus he received for the year prior to the year of his termination of employment.

The employment agreement also provides that Mr. Saunders agrees, for a period of two years after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

A. Dale Porter has an employment agreement with the Bank and the Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions. The employment agreement provides Mr. Porter with an annual salary of $90,000, which may (subject to specific limitations) be increased or decreased at the discretion of the compensation committee. Mr. Porter also is eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met.

In accordance with his employment agreement, if the Company conducts a public offering of its common stock, Mr. Porter will be granted, effective as of the date of the closing of the offering, options to purchase that number of Company common stock which is equal to 5% of the number of shares sold in the offering at the offering price.

In addition, the employment agreement requires the Bank to provide other employee benefits similar to those provided to F. R. Saunders, as described above. The employment agreement also requires the Bank to purchase and maintain term life insurance coverage providing a death benefit of $500,000 payable to any beneficiary or beneficiaries designated by Mr. Porter. The policy is convertible to a policy owned by Mr. Porter under specific conditions.

The employment agreement provides that if Mr. Porter resigns from the Bank for good reason (as defined by the agreement), or if the Bank terminates Mr. Porter’s employment other than for cause (as defined by the agreement), then the Bank shall continue to pay Mr. Porter the annual salary he is receiving at the time plus an incentive bonus at a rate equal to the bonus Mr. Porter received the previous year, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a change in control (as defined by the agreement), Mr. Porter resigns from the Bank for good reason or if the Bank terminates Mr. Porter’s employment other than for cause, then the Bank shall continue to pay Mr. Porter 110% of the annual salary he is receiving at the time, for a period of two years and the Bank shall pay Mr. Porter a severance payment equal to two times the annual salary he is receiving at the time plus two times the incentive bonus he received for the year prior to the year of his termination of employment.

The employment agreement also provides that Mr. Porter agrees, for a period of one year after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

Paul C. Saunders has an employment agreement with the Bank and the Company providing for his employment by the Bank for a term of three years commencing on March 1, 2001 and ending on March 1, 2004, except that the agreement will be extended automatically each month for an additional month unless either party provides notice to the other to cease the automatic extensions. The employment agreement provides Mr. Saunders with an annual salary of $82,000, which may (subject to specific limitations) be increased or decreased at the discretion of the compensation committee. Mr. Saunders also is eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met.

In accordance with his employment agreement, if the Company conducts a public offering of its common stock, Mr. Saunders will be granted, effective as of the date of the closing of the offering, options to purchase that number of Company common stock which is equal to 5% of the number of shares sold in the offering at the offering price.

In addition, the employment agreement requires the Bank to provide other employee benefits similar to those provided to F. R. Saunders and A. Dale Porter, as described above. The employment agreement also requires the Bank to purchase and maintain term life insurance coverage providing a death benefit of $500,000 payable to any beneficiary or beneficiaries designated by Mr. Saunders. The policy is convertible to a policy owned by Mr. Saunders under specific conditions.

The employment agreement provides that if Mr. Saunders resigns from the Bank for good reason (as defined by the agreement), or if the Bank terminates Mr. Saunders’ employment other than for cause (as defined by the agreement), then the Bank shall continue to pay Mr. Saunders the annual salary he is receiving at the time plus an incentive bonus at a rate equal to the bonus Mr. Saunders received the previous year, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a change in control (as defined by the agreement), Mr. Saunders resigns from the Bank for good reason or if the Bank terminates Mr. Saunders’ employment other than for cause, then the Bank shall continue to pay Mr. Saunders 110% of the annual salary he is receiving at the time, for a period of two years and the Bank shall pay Mr. Saunders a severance payment equal to two times the annual salary he is receiving at the time plus two times the incentive bonus he received for the year prior to the year of his termination of employment.

The employment agreement also provides that Mr. Saunders agrees, for a period of one year after the termination of his employment, he will not manage, operate, be employed by, participate in or be connected in any manner with the management, operation or control of any community, commercial or consumer bank within a 25-mile radius of any branch of the Bank.

Director Compensation

Directors receive such compensation as is set from time to time by the board of directors. The board of directors set director fees for 2002 at $225 per meeting attended for each director and $300 per meeting attended for the Chairman of the Board. During 2002, the Bank paid a total of $16,000 in director fees. The director fees for 2003 will be an annual retainer fee of $2,500 ($7,500 for the Chairman of the Board), and $250 per board meeting attended for each director and $200 per committee meeting attended for each director. These director fees are paid to those directors who are also employees of the Company and/or the Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2002, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements.

RELATED PARTY TRANSACTIONS

The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected the accounting firm of Elliott Davis, LLC to serve as auditors for the Company for the current year. The firm of Elliott Davis, LLC has served as the Company’s auditors since January 2, 2003.

Legislation and Securities Exchange Commission rules adopted in 2002 have significantly increased, and will continue to increase, the regulatory burdens on audit firms that audit the financial statements of companies that are subject to the reporting requirements of the Securities Exchange Act of 1934. Consequently, many smaller audit firms are deciding to limit their audit practice to companies that are not subject to the Securities Exchange Act. Tourville, Simpson & Caskey, L.L.P., which served as the Company’s principal independent accountant since the Company’s inception, is one such firm. Accordingly, effective January 2, 2003, Tourville, Simpson & Caskey resigned as the Company’s principal independent public accountant. Elliott Davis, LLC was engaged by the Company on January 2, 2003 to audit the Company’s financial statements for the year ended December 31, 2002, and has also been selected to audit the Company’s financial statements for the year ending December 31, 2003.

Tourville, Simpson & Caskey, L.L.P.’s reports on the Company’s financial statements for each of the years ended December 31, 2001 and 2000 neither contained an adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Tourville, Simpson & Caskey, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tourville, Simpson & Caskey, L.L.P.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in its reports.

A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees. In connection with services rendered in connection with the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements, the Company has estimated that its total audit fees for fiscal year 2002 were approximately $31,690. This figure is based on an estimate provided by our accountants, and includes fees for services that were billed to the Company in fiscal year 2003 in connection with the 2002 fiscal year audit.

Financial Information Systems Design and Implementation Fees. Elliott Davis, LLC did not perform Financial Information Systems Design or Implementation services in fiscal year 2002.

Other Fees. During fiscal year 2002, the Company was billed $37,645 by its principal accountants for services not described above. These “other fees” were for services including tax compliance and consulting, outsourced internal audit procedures and preparation of the Company’s registration statement for its stock offering.

The audit committee of the Bank considered whether the provision of non-audit services by Elliott Davis, LLC is consistent with maintaining the accountants’ independence.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for consideration at the next annual meeting of the shareholders must be received by the Company no later than December 31, 2003, to be included in the 2004 proxy materials. A shareholder must notify the Company before February 2, 2004 of a proposal for the 2004 annual meeting which the shareholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice prior to February 2, 2004, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

OTHER MATTERS

The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or the approval of the stock incentive plan should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly. A pre-addressed envelope has been provided for that purpose. No postage is required if the proxy card is mailed in the United States.

April 28, 2003

APPENDIX A

FIRST RELIANCE BANCSHARES, INC.

2003

STOCK INCENTIVE PLAN

FIRST RELIANCE BANCSHARES, INC.

2003 STOCK INCENTIVE PLAN

i

FIRST RELIANCE BANCSHARES, INC.

2003 STOCK INCENTIVE PLAN

SECTION 1 DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) Any Subsidiary or Parent,

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. If the Committee has not been appointed, the Board of Directors in their entirety shall constitute the Committee.

(e) “Company” means First Reliance Bancshares, Inc., a South Carolina corporation.

(f) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” with regard to a date means:

(1) the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market;

(2) if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service; or

(3) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

(j) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(k) “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(l) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(m) “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2

(n) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(o) “Participant” means an individual who receives a Stock Incentive hereunder.

(p) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(q) “Phantom Shares” refers to the rights described in Section 3.7.

(r) “Plan” means the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan.

(s) “Stock” means the Company’s common stock, $.01 par value per share.

(t) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(u) “Stock Award” means a stock award described in Section 3.4.

(v) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(w) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(x) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Phantom Shares, Stock Appreciation Rights, Stock Awards and Performance Unit Awards.

(y) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

3

(z) “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE STOCK INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to organizers, directors, officers, key employees and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by organizers, directors, officers, key employees and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining organizers, directors, officers, key employees and other service providers.

2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, TWO HUNDRED FIFTY THOUSAND (250,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the organizers, directors, officers, employees and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

4

2.4 Eligibility and Limits. Stock Incentives may be granted only to organizers, directors, officers, employees and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

SECTION 3 TERMS OF STOCK INCENTIVES

3.1 Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. To the extent required under Section 162(m) of the Code and the regulations thereunder, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 100,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 3.1. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 3.1.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock

5

Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives other than Incentive Stock Options.

3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

6

(b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii) in a cashless exercise through a broker provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002); or

(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control as defined in the Stock Incentive Agreement and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or

7

portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

8

3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

9

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the phantom shares so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive

10

Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing

11

and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

5.2 Changes in Capitalization; Merger; Liquidation.

(a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

(c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the

12

dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

13

5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.11 Choice of Law. The laws of the State of South Carolina shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12 Effective Date of Plan. This Plan was approved by the Board of Directors on April 17, 2003.

FIRST RELIANCE BANCSHARES, INC.

By:
Title:

14

FIRST RELIANCE BANCSHARES, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY JUNE 19, 2003

The undersigned hereby appoints Leonard A. Hoogenboom or F. R. Saunders, Jr., as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of First Reliance Bancshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 19, 2003 at the main office of First Reliance Bank, located at 2170 W. Palmetto Street, Florence, South Carolina, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL	1: To elect the two (2) persons listed below to serve as Class B Directors of the Company for a term of three years:

• Paul C. Saunders	• Andrew G. Kampiziones

☐ FOR all nominees listed above (except as indicated below)	☐ WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space                                                                                                                                                                                                                          .

PROPOSAL 2: To approve the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted for the above proposals. Discretionary authority is hereby conferred as to all other matters which may come before the Annual Meeting.

Signature(s) of Shareholder(s)

[INSERT LABEL INFORMATION HERE]
Name(s) of Shareholders(s)

Date: , 2003
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed pre-addressed envelope. No postage is necessary. If stock is held in the name of more than one person, all must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please check the applicable box)

I WILL ☐  WILL NOT ☐  BE ATTENDING THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE